UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2010

TEDOM CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-148516	20-8235863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5699 Kanan Road, #251, Agoura Hills, California	91301
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (818) 231-6778

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by Tedom Capital, Inc. (“Tedom” or the “Company”) from time-to- time with the Securities and Exchange Commission (collectively the “Filings”) contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Company's management, as well as estimates and assumptions made by the Company's management. When used in the Filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of those terms and similar expressions as they relate to the Company or the Company's management identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company's industry, operations and results of operations and any businesses that may be acquired by the Company.  Should one or more of those risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01   Entry into a Material Definitive Agreement.

On March 19, 2010, Tedom entered into a Merger Agreement (the “Agreement”) with Tedom Acquisition Corporation, a newly-formed, wholly-owned Florida subsidiary of Tedom (“Merger Sub”) and eLayaway, Inc. (“eLayaway”), a Florida corporation that provides layaway payment processing technology to consumers.  Pursuant to the Agreement, (i) Merger Sub is to merge with and into eLayaway, (ii) the holders of all of eLayaway’s outstanding securities (common stock, Series A, Series B, Series C and Series D preferred stock, and warrants to purchase common stock) will collectively receive (or, in the case of warrants, have the right to receive) an aggregate of  18,293,605 shares (subject to reduction for any dissenting shares) of Tedom’s capital stock at conversion ratios described in the Agreement, of which 10,354,490 shares will be Tedom’s $0.001 par value common stock and of which 7,939,115 shares will be four new series of preferred stock authorized by Tedom prior to completion of the merger transaction, and (iii) eLayaway will become a wholly-owned subsidiary of Tedom.  Subject to the satisfaction of various conditions (including Tedom’s completion of a 3-for-1 forward split of its common stock and its concurrent sale of its existing business, as well as other conditions customary in this type of transaction), the transaction is expected to close on or about April 12, 2010.  The transaction is subject to termination (i) if it has not been completed by April 30, 2010, or (ii) for other reasons customary in this type of transaction.

There is no material relationship between eLayaway and either Tedom, Merger Sub or any of their affiliates, other than in respect of the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEDOM CAPITAL, INC.

Date: March 24, 2010	By:	/s/ JASON WEILERT
Jason Weilert, Chief Executive Officer